UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2007

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-19118 (Commission File Number)	74-2584033 (IRS Employer Identification No.)

500 N. Loop 1604 East, Suite 100

San Antonio, Texas 78232

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02. Results of Operations and Financial Condition

On November 13, 2007, Abraxas Petroleum Corporation issued a press release announcing a restatement of the previously reported results for the year ended December 31, 2006, the three months ended March 31, 2007, the three months, six months ended June 30, 2007 and the nine months ended September 30, 2007. Please see Item 4.02(a) below.

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

In connection with the filing of a Registration Statement on Form S-1 by Abraxas Energy Partners, L.P. (“Abraxas Energy”), of which certain of our subsidiaries currently own approximately 47% of the partnership interests, and in the customary course of the SEC review of the registration statement and other prior Abraxas Petroleum filings, the SEC issued a comment letter which included a comment regarding our inclusion in our Annual Report on Form 10-K for the year ended December 31, 2006 (the “2006 10-K”) of proved undeveloped reserves that are scheduled to be developed more than five years in the future. The SEC commented that future re-completions that will not be performed for many years in the future and which require significant additional capital such as for deepening wells are subject to greater uncertainties such as depletion from offsetting wells, changes in management, greater geological risks, changes in the company’s strategy or focus and other factors, and concluded that these greater uncertainties suggest these volumes should remain as unproved until they are more reasonably certain of being developed. The SEC instructed us to revise the registration statement and the 2006 10-K to remove such reserves from the proved category.

The reserves in question relate to approximately 12 Bcf of reserves classified as proved undeveloped in our reserve report prepared by independent third-party engineers as of December 31, 2006. The subject reserves, predominately located in West Texas, are scheduled to be produced from deeper recompletions of wellbores that are currently producing in commercial quantities from a shallower formation. We scheduled the re-completions to produce such reserves from the deeper formation beginning at the time the shallower formation is expected to be depleted, which according to our reserve report would not occur within the next five years. We created this schedule because we believe that it would not be prudent to risk (or abandon) a commercially productive well in order to re-complete to the deeper formation within the next five years, nor is it permitted under most joint operating agreements without 100% approval from all of the working interest owners. We contributed approximately 50% of these reserves to Abraxas Energy in May 2007.

In response to the SEC’s comments, we have reclassified these reserves to remove them from the proved undeveloped category as previously reported in our 2006 Form 10-K. These reserves represented approximately 12% of our proved reserves at December 31, 2006 but only approximately 3% of our PV-10 at such date. The following table shows the reserves previously reported in our 2006 10-K and those reported in the Form 10-K/A No. 3 to be filed.

	Estimated Proved Reserves at December 31, 2006
	Previously Reported				As Amended
(dollars in thousands)	Proved Developed Mmcfe	Proved Undeveloped Mmcfe	Total Proved Mmcfe	PV-10	Proved Developed Mmcfe	Proved Undeveloped Mmcfe	Total Proved Mmcfe	PV-10
	47,579	51,172	98,751	$161, 000	47,579	39,294	86,872	$157,000

We have determined to restate our financial results for the year ended December 31, 2006, the three months ended March 31, 2007, the three months and six months ended June 30, 2007 and the nine months ended September 30, 2007 to reflect the removal of those reserves from the proved category. The removal of such reserves results in an increase in our depreciation, depletion and amortization expense for each of the periods because the capitalized costs relating to our exploration and production activities are amortized over fewer proved reserves. The removal of such reserves also results in an increase in the gain we recognized in connection with the formation of Abraxas

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Energy because the additional depreciation, depletion and amortization reduced the net book value of the assets transferred to the partnership. Accordingly, on November 12, 2007, our Audit Committee concluded that the audited consolidated financial statements contained in our 2006 Form 10-K for the year ended December 31, 2006 and the unaudited consolidated financial statements contained in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007 should not be relied upon. We have effected a restatement through the filing of an amended Annual Report on Form 10-K for the year ended December 31, 2006 and amended Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, all to be filed.

The following table summarizes the impact of the restatement on our income statement:

	Previously Reported					As Restated
	(dollars in thousands)

	Year Ended 12/31/06	Three Months Ended 03/31/07	Three Months Ended 06/30/07	Six Months Ended 06/30/07	Nine Months Ended 09/30/07	Year Ended 12/31/06	Three Months Ended 03/31/07	Three Months Ended 06/30/07	Six Months Ended 06/30/07	Nine Months Ended 09/30/07
Depreciation, depletion and amortization	$14,393	$3,401	$3,355	$6,756	$10,367	$14,939	$3,655	$3,601	$7,256	$10,867
Operating income	19,575	3,801	6,986	10,787	16,698	19,029	3,547	6,740	10,287	16,198
Gain on sale of assets	—	—	58,498	58,498	58,498	—	—	59,335	59,335	59,335
Net income	1,246	(734)	56,894	56,160	59,158	700	(988)	57,485	56,497	59,495

The members of our Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K in this Item 4.02(a) with our independent registered public accounting firm.

Item 7.01. Regulation FD Disclosure

On November 13, 2007, we issued a press release announcing a revision of the previously reported results for the year ended December 31, 2006, the three months ended March 31, 2007, the three months and six months ended June 30, 2007 and the nine months ended September 30, 2007.

The information contained in Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Report:

Exhibit No.	Description

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99.1	Press Release issued by Abraxas Petroleum Corporation on November 13, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abraxas Petroleum Corporation

By:	/s/ Chris E. Williford

Chris E. Williford, Executive Vice President,

Chief Financial Officer and Treasurer

Dated: November 13, 2007

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